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                                                                   Exhibit 23(b)


                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Checkfree Corporation on form S-3 or our reports dated August 22, 1996, except for Note 17 as to which the date is September 15, 1996, appearing in the Transition Report on Form 10-K/A No. 1 of Checkfree Corporation for the six months ended June 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Columbus, Ohio
January 24, 1997